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                                                                     EXHIBIT 4.5

                              INVACARE CORPORATION
                              2003 PERFORMANCE PLAN

1.       PURPOSE

         The Invacare Corporation 2003 Performance Plan (the "Plan"), is designed to foster the long-term growth and performance of the Company by: (a) enhancing the Company's ability to attract and retain highly qualified employees, (b) motivating employees to serve and promote the long-term interests of the Company and its shareholders through stock ownership and performance-based incentives, and (c) strengthening the Company's ability to attract, retain and incentivize highly qualified non-employee Directors and aligning the interests of such Directors with the interests of shareholders through stock ownership. To achieve this purpose, the Plan provides authority for the grant of Stock Options, Restricted Stock, Stock Equivalent Units, Stock Appreciation Rights, and other stock and performance-based incentives.

2.       DEFINITIONS

         (a) "AFFILIATE"-- means "Affiliate" within the meaning given such term in Rule 12b-2 under the Exchange Act.

         (b) "AWARD" -- means the grant of Stock Options, Restricted Stock, Stock Equivalent Units, Stock Appreciation Rights, and other stock and performance-based incentives under this Plan, or any combination thereof.

         (c) "AWARD AGREEMENT" -- means any agreement between the Company and a Participant that sets forth terms, conditions, and restrictions applicable to an Award.

         (d) "BOARD OF DIRECTORS"-- means the Board of Directors of the Company.

         (e) "CHANGE IN CONTROL"-- means, at any time after the date of the adoption of this Plan, the occurrence of any one or more of the following:

             (i) Any Person (other than any employee benefit plan or employee stock ownership plan of the Company, or any Person organized, appointed, or established by the Company, for or pursuant to the terms of any such plan), alone or together with any of its Affiliates or Associates, becomes the Beneficial Owner of 30% or more of the total outstanding voting power of the Company, as reflected by the power to vote in connection with the election of Directors, or commences or publicly announces an intent to commence a tender offer or exchange offer, the consummation of which would result in the Person becoming the Beneficial Owner of 30% or more of the total outstanding voting power of the Company as reflected by the power to vote in connection with the election of Directors. For purposes of this Section 2(e)(i), the terms "Affiliates," "Associates," and "Beneficial Owner," will have the meanings given to them in the Rights Agreement, dated as of April 2, 1991, between Invacare Corporation and National City Bank, as Rights Agent, as amended from time to time, or in any restatement thereof, or in any replacement Rights Agreement.

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             (ii) At any time during a period of 24 consecutive months, individuals who were Directors at the beginning of the period no longer constitute a majority of the members of the Board of Directors, unless the election, or the nomination for election by the Company's shareholders, of each Director who was not a Director at the beginning of the period is approved by at least a majority of the Directors who are in office at the time of the election or nomination and who either were Directors at the beginning of the period or are Continuing Directors (or such nomination is approved by a committee comprised solely of such Directors).

             (iii) A record date is established for determining shareholders entitled to vote upon (A) a merger or consolidation of Invacare Corporation with another corporation (which is not an affiliate of Invacare Corporation in which Invacare Corporation is not the surviving or continuing corporation or in which all or part of the outstanding Common Shares are to be converted into or exchanged for cash, securities, or other property, (B) a sale or other disposition of all or substantially all of the assets of Invacare Corporation, or (C) the reorganization, dissolution or liquidation (but not partial liquidation) of Invacare Corporation.

             (iv) The occurrence of any other event or series of events, which, in the opinion of the Board of Directors, will, or is likely to, if carried out, result in a change of control of Invacare Corporation.

         (f) "CODE" -- means the Internal Revenue Code of 1986, or any law that supersedes or replaces it, as amended from time to time. A reference to any provision of the Code includes a reference to any lawful regulation or pronouncement promulgated thereunder and to any successor provision.

         (g) "COMMITTEE" -- means the Compensation Committee of the Board of Directors, or any other committee of the Board of Directors that the Board of Directors or the Compensation Committee authorizes to administer all or any aspect of this Plan.

         (h) "COMMON SHARES -- means Common Shares, without par value, of Invacare Corporation, including authorized and unissued Common Shares and treasury Common Shares.

         (i) "COMPANY"-- means Invacare Corporation, an Ohio corporation, and its direct and indirect subsidiaries, or any successor entity.

         (j) "CONTINUING DIRECTOR" -- means a Director who was a Director prior to a Change in Control or was recommended or elected to succeed a Continuing Director by a majority of the Continuing Directors then in office (or by a committee comprised solely of Continuing Directors).

         (k) "DIRECTOR"-- means any individual who is a member of the Board of Directors of the Company.

         (l) "EXCHANGE ACT" -- means the Securities Exchange Act of 1934, and any law that supersedes or replaces it, as amended from time to time.

         (m) "FAIR MARKET VALUE" of Common Shares -- means the value of the Common Shares determined by the Committee, or pursuant to rules established by the Committee.

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         (n) "INCENTIVE STOCK OPTION" -- means a Stock Option that meets the requirements of Section 422 of the Code, or any successor or replacement provision.

         (o) "NOTICE OF AWARD" -- means any notice by the Committee to a Participant that advises the Participant of the grant of an Award or sets forth terms, conditions, and restrictions applicable to an Award.

         (p) "PARTICIPANT"-- means any person to whom an Award has been granted under this Plan.

         (q) "PERFORMANCE OBJECTIVES" -- means the achievement of performance objectives established pursuant to this Plan. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the subsidiary, division, department or function within the Company in respect of which the Participant performs services during a specified time period. Any Performance Objectives applicable to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code (the "Performance-Based Exception") shall be limited to specified levels of or increases in the Company's, or subsidiary's, or division's, or department's, or function's return on equity, earnings per Common Share, total earnings, earnings growth, return on capital, operating measures (including, but not limited to, operating margin and/or operating costs), return on assets, or increase in the Fair Market Value of the Common Shares. Except in the case of such an Award intended to qualify under Section 162(m) of the Code, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

         The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Objectives; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

         In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m).

         (r) "PERSON" -- means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a governmental authority.

         (s) "PLAN" -- means this Invacare Corporation 2003 Performance Plan, as set forth herein and as hereafter may be amended from time to time in accordance with the terms hereof.

         (t) "RESTRICTED STOCK" -- means an Award of Common Shares that are subject to restrictions or risk of forfeiture based on time and/or performance.

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         (u) "RULE 16B-3" -- means Rule 16b-3 under the Exchange Act, or any rule that supersedes or replaces it, as amended from time to time.

         (v) "STOCK APPRECIATION RIGHT"-- means any rights granted pursuant to an Award described in Section 6(b)(i).

         (w) "STOCK AWARD"-- means Awards granted in Section 6(b)(ii).

         (x) "STOCK EQUIVALENT UNIT"-- means an Award that is valued by reference to the value of Common Shares.

         (y) "STOCK OPTION"-- means an option to purchase Common Shares as described in Section 6(b)(iii).

3.       ELIGIBILITY

         All Directors and employees of the Company and its Affiliates are eligible for the grant of Awards. The selection of any such persons to receive Awards will be within the discretion of the Committee. More than one Award may be granted to the same person.

         Notwithstanding the foregoing, any individual who renounces in writing any right that he or she may have to receive Awards under the Plan shall not be eligible to receive any Awards hereunder.

4.       COMMON SHARES AVAILABLE FOR AWARDS; ADJUSTMENT

         (a) Number of Common Shares. The aggregate number of Common Shares that may be subject to Awards, including specifically Incentive Stock Options, granted under this Plan during the term of this Plan will be equal to Two Million (2,000,000) Common Shares, subject to any adjustments made in accordance with the terms of this Section 4.

         The assumption of obligations in respect of awards granted by an organization acquired by the Company, or the grant of Awards under this Plan in substitution for any such awards, will not reduce the number of Common Shares available in any fiscal year for the grant of Awards under this Plan.

         Common Shares subject to an Award that is forfeited, terminated, or canceled without having been exercised (other than Common Shares subject to a Stock Option that is canceled upon the exercise of a related Stock Appreciation Right) will again be available for grant under this Plan, without reducing the number of Common Shares available in any fiscal year for grant of Awards under this Plan, except to the extent that the availability of those Common Shares would cause this Plan or any Awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3. In addition, any Common Shares which are retained to satisfy a Participant's withholding tax obligations or which are transferred to the Company by a Participant to satisfy such obligations or to pay all or any portion of the exercise price of the Award in accordance with the terms of the Plan, the Award Agreement or the Notice of Award, may be made available for reoffering under the Plan to any Participant, except to the extent that the availability of those Common Shares would cause this Plan or any Awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3.

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         (b) No Fractional Common Shares. No fractional Common Shares will be issued, and the Committee will determine the manner in which the value of fractional Common Shares will be treated.

         (c) Adjustment. In the event of any change in the Common Shares by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, including any transaction described under Section 424(a) of the Code, or in the event of a stock dividend, stock split, reverse stock split, or distribution to shareholders (other than normal cash dividends), the Committee will have authority to adjust, in any manner that it deems equitable, the number and class of Common Shares that may be issued under this Plan, the number and class of Common Shares subject to outstanding Awards, the per share exercise price applicable to outstanding Awards, and the Fair Market Value of the Common Shares and other value determinations applicable to outstanding Awards (i.e., Stock Equivalent Units, for example), including as may be allowed or required under Section 424(a) of the Code.

5.       ADMINISTRATION

         (a) Committee. This Plan will be administered by the Committee; provided, however, that the Board of Directors may, in its discretion, at any time and from time to time, administer the Plan in which case the term "Committee" shall be deemed to be the Board of Directors. The Committee will, subject to the terms of this Plan, have the authority to: (i) select the eligible employees who will receive Awards, (ii) grant Awards, (iii) determine the number and types of Awards to be granted to eligible employees, (iv) determine the terms, conditions, vesting periods, and restrictions applicable to Awards, including timing, price, and, if applicable, Performance Objectives, subject to, and consistent with, the provisions of the Plan, (v) adopt, alter, and repeal administrative rules and practices governing this Plan, (vi) interpret the terms and provisions of this Plan and any Awards granted under this Plan, including, where applicable, determining the method of valuing any Award and certifying as to the satisfaction of such Awards, (vii) prescribe the forms of any Notices of Award, Award Agreements, or other instruments relating to Awards, (viii) supervise the administration of this Plan, and (ix) make all other determinations and take all other actions as the Committee deems necessary for the administration and operation of the Plan. The Committee may employ attorneys, consultants, accountants, or other professional advisors to assist it in the administration of the Plan.

         (b) Delegation. The Committee may delegate any of its authority to any other person or persons that it deems appropriate.

         (c) Decisions Final. All decisions by the Committee, and by any other Person or Persons to whom the Committee has delegated authority, to the extent permitted by law, will be final and binding on all Persons.

         (d) No Liability. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.

6.       AWARDS

         (a) Grant of Awards. The Committee will determine the type or types of Awards to be granted to each Participant and will set forth in the related Notice of Award or Award Agreement the terms, conditions, vesting periods, and restrictions applicable to each Award. Awards may be granted singly or in combination or tandem with other Awards. Awards may also be granted in replacement of, or

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in substitution for, other awards granted by the Company, whether or not granted under this Plan; without limiting the foregoing, if a Participant pays all or part of the exercise price or taxes associated with an Award by the transfer of Common Shares or the surrender of all or part of an Award (including the Award being exercised), the Committee may, in its discretion, grant a new Award to replace the Common Shares that were transferred or the Award that was surrendered. The Company may assume obligations in respect of awards granted by any Person acquired by the Company or may grant Awards in replacement of, or in substitution for, any such awards. In no event shall any Stock Option or Stock Appreciation Right be granted to a Participant in exchange for the Participant's agreement to permit the cancellation of one or more Stock Options or Stock Appreciation Rights previously granted to such Participant if the exercise price of the new grant is lower than the exercise price of the cancelled grant. Moreover, in no event shall a previously granted Stock Option or Stock Appreciation Right be amended to reduce the exercise price, except in accordance with an adjustment pursuant to Section 4(c).

         (b) Types of Awards. Awards may include, but are not limited to, the following:

                  (i) Stock Appreciation Right -- means a right to receive a payment, in cash or Common Shares, equal to the excess of (A) the Fair Market Value, or other specified valuation, of a specified number of Common Shares on the date the right is exercised over (B) the Fair Market Value, or other specified valuation, of such Common Shares on the date the right is granted, all as determined by the Committee. The right may be conditioned upon the occurrence of certain events, such as a Change in Control of the Company, or may be unconditional, as determined by the Committee.

                  (ii) Stock Award -- means an Award that is made in Common Shares, Restricted Stock, or Stock Equivalent Units or that is otherwise based on, or valued in whole or in part by reference to, the Common Shares, but does not include Stock Options. All or part of any Stock Award may be subject to conditions (including, but not limited to, the passage of time or the achievement of Performance Objectives), restrictions, and risks of forfeiture, as and to the extent established by the Committee. Stock Awards may be based on the Fair Market Value of the Common Shares, or on other specified values or methods of valuation, as determined by the Committee.

                  (iii) Stock Option -- means a right to purchase a specified number of Common Shares, during a specified period, and at a specified exercise price, all as determined by the Committee. A Stock Option may be an Incentive Stock Option or a Stock Option that does not qualify as an Incentive Stock Option. The term of each Stock Option shall be fixed by the Committee, but in no event shall the term exceed ten years after the date such Stock Option is granted. In addition to the terms, conditions, vesting periods, and restrictions established by the Committee, Incentive Stock Options must comply with the requirements of Section 422 of the Code and regulations promulgated thereunder, including, but not limited to, the requirements that Incentive Stock Options (A) may not be granted to non-employee Directors, and (B) the aggregate Fair Market Value of the Common Shares that first becomes exercisable in any calendar year shall not exceed $100,000 (measured as of the effective grant date of the Award). The exercise price of a Stock Option may not be less than 100% of the Fair Market Value on the date the Stock Option is granted; provided, however, up to 200,000 Common Shares for which Stock Options that do not qualify as Incentive Stock Options may be granted may have an exercise price of not less than 75% of the Fair Market Value on the date such Stock Option is granted, subject to adjustment in accordance with Section 4(c) hereof.

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         (c) Limits on Awards under the Plan. The maximum aggregate number of
Common Shares that may be granted during the term of this Plan pursuant to all Awards, other than Stock Options, is 300,000 Common Shares, subject to adjustment in accordance with Section 4(c) hereof.

         (d) Limits on Individual Awards. The maximum aggregate number of Common Shares for which Stock Options may be granted to any particular employee during any calendar year during the term of this Plan is 400,000 Common Shares, subject to adjustment in accordance with Section 4(c) hereof. The maximum aggregate number of Common Shares for each of (i) Stock Appreciation Rights and (ii) other Stock Awards which may be granted to any particular employee during any calendar year during the term of this Plan is 50,000 Common Shares (or 100,000 Common Shares in the aggregate), subject to adjustment in accordance with Section 4(c) hereof.

7.       DEFERRAL OF PAYMENT

         With the approval of the Committee, the delivery of the Common Shares, cash, or any combination thereof subject to an Award, or the Award itself, may be deferred, either in the form of installments or a single future delivery. The Committee also may permit selected Participants to defer the receipt of some or all of their Awards, as well as other compensation, in accordance with procedures established by the Committee, including to assure that the recognition of taxable income is deferred under the Code. Deferred amounts may, to the extent permitted by the Committee, be credited as cash or Stock Equivalent Units. The Committee also may establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents on Stock Equivalent Units.

8.       PAYMENT OF EXERCISE PRICE

         The exercise price of a Stock Option (other than an Incentive Stock Option) and any Stock Award for which the Committee has established an exercise price may be paid in cash, by the transfer of Common Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an Incentive Stock Option may be paid in cash, by the transfer of Common Shares, or by a combination of these methods, as and to the extent permitted by the Committee but may not be paid by the surrender of all or part of an Award. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan.

         In the event Common Shares that are Restricted Stock are used to pay the exercise price of a Stock Award to the extent provided by the Committee, then that number of the Common Shares issued upon the exercise of the Award equal to the number of Common Shares that are Restricted Stock that have been used to pay the exercise price will be subject to the same restrictions as the Restricted Stock.

9.       TAXES ASSOCIATED WITH AWARD

         Prior to the payment of an Award or upon the exercise or release thereof, the Company may withhold, or require a Participant to remit to the Company, an amount sufficient to pay any Federal, state, and local taxes associated with the Award. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to pay any or all taxes associated with the Award (other than an Incentive Stock Option) in cash, by the transfer of Common Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods. The Committee may permit a Participant to pay any or all taxes associated with an Incentive Stock Option in

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cash, by the transfer of Common Shares, or by a combination of these methods or by any other method which does not disqualify the option as an Incentive Stock Option under applicable provisions of the Code. If Common Shares are used to satisfy withholding tax obligations, such Common Shares shall be valued based on the Fair Market Value thereof as of the date when the withholding for taxes is required to be made. Notwithstanding the foregoing, except as otherwise provided by the Committee or in the terms of the Award, the Company shall have the right to require a Participant to pay cash to satisfy withholding taxes as a condition to the payment of any Award (whether in cash or Common Shares) under the Plan.

10.      TERMINATION OF EMPLOYMENT

         If the employment of a Participant terminates for any reason, all unexercised, deferred, and unpaid Awards may be exercisable or paid only in accordance with rules established by the Committee or as specified in the particular Award Agreement or Notice of Award. Such rules may provide, as the Committee deems appropriate, for the expiration, continuation, or acceleration of the vesting of all or part of the Awards, provided that any such rules shall comply with Section 422 of the Code to the extent such Award is intended to qualify as an Incentive Stock Option.

11.      TERMINATION OF AWARDS UNDER CERTAIN CONDITIONS

         The Committee may cancel any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of this Plan or with any Notice of Award or Award Agreement. Further, if the Participant, without the prior written consent of the Company, engages in any of the following activities:

                  (i) Within eighteen (18) months after the date a Participant terminates his or her employment with the Company or its Affiliates for any reason, the Participant then accepts employment with any competitor of the Company, or otherwise renders services for an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Company, or

                  (ii) Discloses to anyone outside of the Company, or uses for any purpose other than the Company's business any confidential information or material relating to the Company, whether acquired by the Participant during or after employment with the Company, in a fashion or with a result that the Committee, in its judgment, deems is or may be injurious to the best interests of the Company;

then the Committee may, in its discretion, at any time thereafter, cancel any unexpired, unpaid or deferred Awards or may require the Participant to return the economic value of any Award that the Participant realized or obtained (as of the date of exercise, vesting or payment) during the time period commencing six months prior to such Participant's termination date and ending after the date when all of the Committee members discover that the Participant engaged in any activities referred to in clauses (i) and (ii) above.

         The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and of any Notice of Award or Award Agreement and has not engaged in any activities referred to in clauses (i) and (ii) above.

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12.      CHANGE IN CONTROL

         In the event of a Change in Control of the Company, unless and only then to the extent otherwise determined by the Board of Directors or as otherwise prescribed in an Award Agreement, (i) all Stock Appreciation Rights and Stock Options then outstanding will become fully exercisable as of the date of the Change in Control, and (ii) all restrictions and conditions applicable to Restricted Stock and other Stock Awards will be deemed to have been satisfied as of the date of the Change in Control. Any such determination by the Board of Directors that is made after the occurrence of a Change in Control will not be effective unless a majority of the Directors then in office are Continuing Directors and the determination is approved by a majority of the Continuing Directors.

13. AMENDMENT, SUSPENSION, OR TERMINATION OF THIS PLAN; AMENDMENT OF OUTSTANDING AWARDS

         (a) Amendment, Suspension, or Termination of this Plan. The Board of Directors may amend, suspend, or terminate this Plan at any time and from time to time in such respects as the Board of Directors may deem necessary or appropriate; provided, however, that in no event, without the approval of the Company's shareholders, shall any action of the Committee or the Board of Directors result in increasing, except as provided in Section 4(c) hereof, the maximum number of Common Shares that may be subject to Awards granted under the Plan.

         (b) Amendment of Outstanding Awards. The Committee may, in its discretion, amend the terms of any Award, prospectively or retroactively, but no such amendment may impair the rights of any Participant without his or her consent, or reduce the exercise price of any Stock Option or Stock Appreciation Right, except in accordance with an adjustment pursuant to Section 4(c). The Committee may, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award.

14.      AWARDS TO FOREIGN NATIONALS AND EMPLOYEES OUTSIDE THE UNITED STATES

         To the extent that the Committee deems appropriate to comply with foreign law or practice and to further the purpose of this Plan, the Committee may, without amending this Plan, (i) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those established under this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

15.      MISCELLANEOUS TERMS

         (a) Nonassignability. Unless and except to the extent otherwise determined by the Committee (which may be contained in the applicable Award Agreement or Notice of Award), (i) no Award granted under the Plan may be transferred or assigned by the Participant to whom it is granted other than by will or pursuant to the laws of descent and distribution, and (ii) an Award granted under this Plan may be exercised, during the Participant's lifetime, only by the Participant or guardian or other legal representative.

         (b) No Rights as Employees/Shareholders. Nothing in the Plan or in any Award Agreement or Notice of Award shall confer upon any Participant any right to continue in the employ of the Company or an Affiliate, or to serve as a member of the Board of Directors or to be entitled to receive any remuneration or benefits not set forth in the Plan or such Award Agreement or Notice of Award, or to

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interfere with or limit either the right of the Company or an Affiliate to terminate the employment of such Participant at any time or the right of the shareholders of the Company to remove him or her as a member of the Board of Directors with or without cause. Nothing contained in the Plan or in any Award Agreement or Notice of Award shall be construed as entitling any Participant to any rights of a shareholder as a result of the grant of an Award until such time as Common Shares are actually issued to such Participant pursuant to the exercise of a Stock Option, Stock Appreciation Right or other Stock Award.

         (c) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         (d) Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of any termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any pension or other employee benefit plan or similar arrangement provided by the Company or any Affiliate, unless (i) expressly so provided by such other plan or arrangement or (ii) the Committee expressly determines that an Award or a portion thereof should be included as recurring compensation. Nothing contained in the Plan shall prohibit the Company or any Affiliate from establishing other special awards, incentive compensation plans, compensation programs and other similar arrangements providing for the payment of performance, incentive or other compensation to employees. Payments and benefits provided to any employee under any other plan shall be governed solely by the terms of such other plan.

         (e) Securities Law Restrictions. In no event shall the Company be obligated to issue or deliver any Common Shares or other Awards if such issuance or delivery shall constitute a violation of any provisions of any law or regulation of any governmental authority or securities exchange. No Common Shares or other Awards shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable Federal and state securities laws and regulations and all requirements of any securities exchange on which the Common Shares are listed.

         (f) Invalidity. In the event any provision of the Plan shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of the Plan.

         (g) Successors. All obligations of the Company with respect to Awards granted under the Plan are binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

         (h) Governing Law. The interpretation, validity, and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Ohio.

16.      EFFECTIVE AND TERMINATION DATES

         (a) Effective Date. This Plan will be effective on May 21, 2003, upon approval by the shareholders of the Company at the 2003 annual meeting of shareholders.

         (b) Termination Date. This Plan will continue in effect until midnight on May 20, 2013; provided, however, that Awards granted on or before that date may extend beyond that date and restrictions and other terms and conditions imposed on Restricted Stock or any other Award granted on or before that date may extend beyond such date.


         IN WITNESS WHEREOF, the undersigned by its duly authorized officer, has hereunto set forth its signatures as of the effective date of the Plan.

                               INVACARE CORPORATION


                               By: /s/ A. Malachi Mixon, III
                                  -------------------------------------------
                                   A. Malachi Mixon, III, Chairman of the Board
                                   and Chief Executive Officer


                               By: /s/ Gregory C. Thompson
                                  -------------------------------------------
                                   Gregory C. Thompson, Senior Vice President
                                   and Chief Financial Officer